                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   August 27, 1998
                                                   ---------------



                            CAYENNE SOFTWARE, INC.
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            (Exact name of registrant as specified in its charter)


          Massachusetts                     0-19682           04-2784044
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     (State or other jurisdiction         (Commission     (I.R.S. Employer
          of incorporation)               File Number)   Identification No.)



                  14 Crosby Drive, Bedford, MA                 01730
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code       (781) 280-0505
                                                     -----------------------

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ITEM 5.  OTHER EVENTS
---------------------

     On August 27, 1998, Cayenne Software, Inc. ("Cayenne") entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 27, 1998, by and among Cayenne, Sterling Software, Inc. ("Sterling Software") and Sterling Software (Southern), Inc. ("Merger Sub"). Under the Merger Agreement, Sterling Software will purchase Cayenne in a cash transaction with a total value of approximately $11.4 million, $3.4 million of which will be paid to Cayenne's Series D Convertible Preferred Stockholders, with the remaining $8 million of the consideration being payable to common stockholders, subject to reduction as described in the next sentence. Payments to holders of common stock are subject to reduction by the amount of any interim financing provided to Cayenne based on Sterling Software's credit support (as described in the next paragraph) prior to completion of the transaction. The Merger Agreement provides that, upon the terms and subject to the conditions specified therein, effective on the closing, Cayenne will be merged with and into Merger Sub, the separate corporate existence of Cayenne will cease, and Merger Sub will continue as the surviving corporation in the merger and as a wholly-owned subsidiary of Sterling Software.

     In its June 30, 1998 Quarterly Report on Form 10-Q, Cayenne reported a default under its bank credit agreement and the possibility that it would be unable to continue as a going concern. In consideration of Cayenne's financial condition and liquidity concerns, Sterling Software has agreed to provide credit support to Cayenne, allowing Cayenne to borrow up to $3 million for working capital purposes under its bank credit agreement as interim financing prior to closing. Although Sterling Software has only committed to provide credit support for $3 million of interim financing, such amount is subject to possible increase at Sterling Software's option and any such increase would similarly reduce the amount payable to Cayenne's common stockholders. The amount of interim financing required by Cayenne will be influenced by a variety of factors (some of which are beyond Cayenne's control), including the length of time necessary to close the transaction. It is currently anticipated that the transaction will close in October 1998. Assuming that no more than $3 million of interim financing is required, consideration to common stockholders will be between $0.375 and $0.234 per share.

     The merger is subject to certain conditions, including receipt of regulatory approval under the Hart-Scott-Rodino Antitrust Improvement Act, the vote of two-thirds of holders of each class of Cayenne's capital stock at a special meeting of the stockholders and other customary conditions.

     Copies of the Merger Agreement, certain ancillary documents (including an Option Agreement, pursuant to which Cayenne has granted Sterling Software an option to purchase up to 19.9% of Cayenne's outstanding common stock, and a Stockholders Agreement, pursuant to which each of Cayenne's preferred stockholders has agreed to vote to approve the Merger Agreement and granted Sterling Software an option to purchase the shares of Cayenne's capital stock held thereby) and certain documents pertaining to the interim credit arrangements referred to herein are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Cayenne Software, Inc.



Dated: August 28, 1998          By: /s/ Frederick H. Phillips
                                   ---------------------------------------------
                                   Frederick H. Phillips
                                   Vice President, Finance and Administration,
                                   Treasurer and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                       3
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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                        _______________________________


                                   EXHIBITS

                                      TO

                          CURRENT REPORT ON FORM 8-K


                        _______________________________



                            CAYENNE SOFTWARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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

                                 EXHIBIT INDEX


    EXHIBIT
      NO.
    -------

      2.3   Agreement and Plan of Merger by and among Cayenne, Sterling
            Software and Sterling Software (Southern), Inc. dated as of
            August 27, 1998
     10.29 Stock Option Agreement between Cayenne and Sterling Software dated as of August 27, 1998
     10.30 Stockholder Agreement among the holders of Class D Convertible Preferred Stock and Sterling Software dated as of August 27, 1998
     10.31 Forbearance Agreement by and among Cayenne, Silicon Valley Bank, and certain wholly owned subsidiaries of Cayenne dated as of August 27, 1998
     10.32 Form of Promissory Note of Cayenne payable to the order of Silicon Valley Bank